Contacts:
Wyeth: Media Contacts: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Gwen Fisher Wyeth Pharmaceuticals (484) 865-5160 Investor Contact: Justin Victoria Wyeth (973) 660-5340
Progenics Pharmaceuticals, Inc.:

Investor Contacts:
Richard W. Krawiec, Ph.D.
Corporate Affairs
(914) 789-2814
rkrawiec@progenics.com

Dory Lombardo
Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

Media Contact:
Aline Schimmel
WeissComm Partners
(212) 301-7218

WYETH AND PROGENICS SUBMIT MARKETING APPLICATION IN AUSTRALIA FOR SUBCUTANEOUS METHYLNALTREXONE

Collegeville, Pa. and Tarrytown, N.Y., August 29, 2007 — Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), and Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) announced today that Wyeth has submitted a marketing application to the Therapeutic Goods Administration (TGA) division of the Australian Government. If approved, the companies would be authorized to market the subcutaneous formulation of methylnaltrexone in Australia for the treatment of opioid-induced constipation (OIC).

Methylnaltrexone is a peripherally acting mu-opioid receptor antagonist that is designed to treat OIC without interfering with pain relief. A New Drug Application for the subcutaneous formulation of methylnaltrexone was submitted by Progenics to the U.S. Food and Drug Administration in March 2007, and a Marketing Authorization Application was submitted by Wyeth to the European Medicines Agency in May 2007.

The application submitted in Australia is based on the U.S. and E.U. regulatory submissions, and includes results from two phase 3 studies that evaluated the safety and efficacy of the subcutaneous formulation of methylnaltrexone in the treatment of OIC in patients with advanced illness receiving palliative care. All of the primary efficacy end points were positive and statistically significant, and the therapy generally was well tolerated in these studies.  After being accepted for evaluation, the TGA has 255 working days to review the application.

Opioid analgesics are commonly prescribed to manage pain in patients receiving palliative care but can frequently cause constipation. There currently is no approved medication that specifically targets the underlying cause of OIC to relieve constipation in this patient population.

Opioids provide pain relief by interacting with specific opioid receptors located in the central nervous system (CNS) — the brain and the spinal cord. However, opioids also interact with the receptors outside the CNS, such as those affecting the gastrointestinal (GI) tract, altering intestinal motility and resulting in constipation that can be debilitating.

In December 2005, Wyeth and Progenics entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative ileus (POI), a prolonged dysfunction of the GI tract following surgery. Under the terms of the collaboration, Wyeth received worldwide rights to methylnaltrexone, and Progenics retained an option to co-promote the product in the United States. The companies are collaborating on worldwide development. Wyeth has agreed to pay Progenics royalties on worldwide sales and co-promotion fees within the United States. Additionally, Wyeth is responsible for all ongoing and future development and commercialization costs.

About Methylnaltrexone

Methylnaltrexone is a peripherally acting mu-opioid receptor antagonist that is being studied as a treatment for the peripheral side effects of opioid analgesics. It is designed to mitigate the effect of opioids on peripheral receptors without interfering with central nervous system pain relief. Methylnaltrexone is being developed in subcutaneous and oral forms to treat OIC as well as an intravenous form for the management of post-operative ileus, a prolonged dysfunction of the GI tract following surgery.

Currently, there is no approved medication that specifically targets the underlying cause of OIC to relieve constipation in this patient population. In March 2007, Progenics submitted an NDA for subcutaneous methylnaltrexone to the FDA, followed in May 2007 by the submission by Wyeth of a Marketing Authorization Application (MAA) in Europe to the European Medicines Agency (EMEA). The NDA and MAA have been accepted and validated for review by the FDA and EMEA, respectively. The FDA has set a Prescription Drug User Fee Act (PDUFA) date of January 30, 2008 to complete its review of the NDA, and completion of the MAA review by the EMEA is expected to occur in 2008.

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products.

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products, including with respect to our pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; data generated on our products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS.” The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation (oral and subcutaneous formulations) and post-operative bowel ileus (intravenous formulation). In March 2007, the Company submitted a New Drug Application to the United States Food and Drug Administration for the subcutaneous formulation of methylnaltrexone for patients suffering from opioid-induced constipation while receiving palliative care. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV entry coreceptor CCR5, which has completed phase 1b clinical studies with positive results. In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immunotherapies for prostate cancer, including a human monoclonal antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA.

      PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of August 29, 2007. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words “anticipates,” “plans,” “expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product. Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Wyeth is available at http://www.wyeth.com
Additional information on Progenics is available at http://www.progenics.com